Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZELTIQ AESTHETICS, INC.

ARTICLE ONE

NAME

The name of the corporation is ZELTIQ AESTHETICS, INC. (the “Corporation”).

ARTICLE TWO

ADDRESS OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware and the County of Kent is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE THREE

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be authorized under the Delaware General Corporation Law (“DGCL”).

ARTICLE FOUR

CAPITAL STOCK

(a) Designation and Amount. The total number of shares of stock which the Corporation has authority to issue is 1,000 shares, consisting of 1,000 shares of Common Stock, with a par value of $0.01 per share.

(b) Common Stock.

(i) Classes of Common Stock. Of the 1,000 shares of Common Stock which the Corporation is authorized to issue, 1,000 shares shall be Voting Common Stock.

(ii) Rights of the Common Stock. Except as set forth in Article 4(b)(iii) below, the Voting Common Stock shall have the same rights and preferences and shall be treated as one class of Common Stock. The board of directors may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. The holders of the Voting Common Stock shall share ratably in any such dividend in proportion to the number of shares of Voting Common Stock held by each such holder. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be distributed ratably among the holders of the Voting Common Stock in proportion to the number of shares held by each such holder.

(iii) Voting Rights. Except as otherwise provided by the DGCL, by this Amended and Restated Certificate of Incorporation or any amendments thereto, all of the voting power of the Corporation shall be vested in the holders of the Voting Common Stock, and each holder of Voting Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders.

ARTICLE FIVE

EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE SIX

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE SEVEN

MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE EIGHT

INDEMNIFICATION

A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Article Eight is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in this Article Eight the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Article Eight and such rights as may be conferred in the bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the bylaws of the Corporation. The rights conferred upon Covered Persons in this Article Eight shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

In accordance with the bylaws of the Corporation, if a claim for indemnification under this Article Eight is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

In accordance with the bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by this Article Eight (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the board of directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.

ARTICLE NINE

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

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